Executed in 6 Parts
                                             Counterpart No. (   )



                              NATIONAL EQUITY TRUST
                           TOP TEN PORTFOLIO SERIES 36
                            REFERENCE TRUST AGREEMENT



     This  Reference  Trust  Agreement  dated  ________,  2002 among  Prudential
Investment Management Services LLC, as Depositor, Prudential Securities Incorporated, as Portfolio Supervisor and The Bank of New York, as Trustee sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Equity Trust, Trust Indenture and Agreement" (the "Basic Agreement") dated February 2, 2000. Such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument (the "Indenture").


                                WITNESSETH THAT:


     In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows: Part I.

                     STANDARD TERMS AND CONDITIONS OF TRUST


     Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


A.   Article I, entitled "Definitions," shall be amended as follows:

(i) Section 1.01-Definitions shall be amended to add the following definition at the end thereof:

     "Portfolio Supervisor" of the Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement.

B. Article III, entitled "Administration of Trust," shall be amended as follows:

     (i) The third paragraph of Section 3.05-Distribution shall be amended by deleting any reference to Depositor and replacing it with Portfolio Supervisor.

     (ii) Section 3.14-Deferred Sales Charge shall be amended to add the following sentences at the end thereof:

"References to Deferred Sales Charge in this Trust Indenture and Agreement shall include any Creation and Development Fee indicated in the prospectus for a Trust. The Creation and Development Fee shall be payable on each date so designated and in an amount determined as specified in the prospectus for a Trust."


C.   Article VIII, entitled "Depositor," shall be amended as follows:


     (i) Section 8.07-Compensation shall be amended by deleting any reference to Depositor and replacing it with Portfolio Supervisor.


D. Article IX, entitled "Additional Covenants; Miscellaneous Provisions," shall be amended as follows:


     (i) The first sentence of Section 9.05 - Written Notice shall be amended by deleting the language "Prudential Securities Incorporated at One Seaport Plaza, New York, New York 10292" and replacing it with "Prudential Investment Management LLC at 100 Mulberry Street, Gateway Center Three, Newark, New Jersey 07102".


                                    Part II.

                     SPECIAL TERMS AND CONDITIONS OF TRUST


     The following special terms and conditions are hereby agreed to:

A.   The Trust is denominated  National Equity Trust,  Top Ten Portfolio  Series
     36.

B.   The Units of the Trust shall be subject to a deferred sales charge.

C. The publicly traded stocks listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in Trust under this Indenture as of the date hereof.

D.   The term "Depositor" shall mean Prudential  Investment  Management Services
     LLC.

E.   The  term  "Portfolio   Supervisor"   shall  mean   Prudential   Securities
     Incorporated.

F.   The aggregate number of Units referred to in Sections 2.03 and 9.01 of the
      Basic Agreement is          as of the date hereof.

G.   A Unit of the Trust is hereby declared initially equal to 1/     th of the
     Trust.

H.   The term "First Settlement Date" shall mean                        , 2002.

I.   The terms  "Computation  Day" and "Record Date" shall mean on the tenth day
     of            2002,          2002,        2003 and                2003.


J.   The term "Distribution Date" shall mean on the twenty-fifth  day
     of            2002,          2002,        2003 and                2003.

K.   The term "Termination Date" shall mean          , 2003.

L. The Trustee's Annual Fee shall be $.90 (per 1,000 Units) for 49,999,999 and below units outstanding $.84 (per 1,000 Units) on the next 50,000,000 Units, $.78 (per 1,000 Units) on the next 100,000,000 Units and $.66 (per 1,000 Units) on Units in excess of 200,000,000 Units. In calculating the Trustee's annual fee, the fee applicable to the number of units outstanding shall apply to all units outstanding.

M. The Depositor's Portfolio supervisory service fee shall be $.25 per 1,000 Units.



               [Signatures and acknowledgments on separate pages]